MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU Date Received AUG 51998 MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU Date Received AUG 51998 Exhibit 3.2 This document is effective on the date filed un 0980#3913 0820 DRG&FI $10000.00 after received date is stated in the document 9888#2799 0805 DRG&FI $90000.00  9883#2800 0805 DRG&FI $65010,00  Name  La-Z-Boy Incorporated, Attn: Legal Dept FILED Address 1284 N. Telegraph Road City State Zip Code AUG 2 1 1998 Monroe Michigan 48162 EFFECTIVE DATE: Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office. Ml DEPARTMENT OF CONS1JMER & INOIJSI1Y SERVICES COIPORAOON, SECURITIES & LAND DE'I!UIPMINT BUIIAU CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:  1. The present name of the corporation is: La-Z-Boy Incorporated  2. The identification number assigned by the Bureau is: 090657   3. Article IV of the Articles of Incorporation is hereby amended to read as follows: (1} The aggregate number of shares which the Corporation has authority to issue is: (a)150,000,000 shares of Common Stock, $1.00 par value per share; and [the rest of Article IV remains the same] COMPLETE ONLY ONE OF THE FOLLOWING:  4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.) The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this day of , 19 _ (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name)   5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.) The foregoing amendment to the Articles of Incorporation was duly adopted on the 27th day of July , 19 98 , by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following) [ X ] at a meeting the necessary votes were cast in favor of the amendment. [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of incorporation.) [ ] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation. [ ] by the board of a profit corporation pursuant to section 611(2).  Profit Corporations Nonprofit Corporations Signed this 3rd day of August, By /s/ James P. Klarr 1998 Signed this day of ,19 By (Signature of an authorized officer or agent) {Signature of President, Vice-President, Chairperson or Vice-Chairperson) James P. Klarr (Type or Print Name) (Type or Print Name) (Type or Print Title)